UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2016

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Amendment to PNC Revolving Credit, Term Loan and Security Agreement

On March 10, 2016, EVINE Live Inc. (the “Company”) entered into the Sixth Amendment (the “Sixth Amendment”) to the Revolving Credit, Term Loan and Security Agreement (the “PNC Credit Agreement”), among the Company, as lead borrower, and certain of its subsidiaries as borrowers, and PNC Bank, National Association (“PNC”), a member of The PNC Financial Services Group, Inc. (NYSE: PNC), as lender and agent, as previously amended. Among other things, the Sixth Amendment authorized the Company and certain of its subsidiaries to enter into the GACP Credit Agreement (as defined below).

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. A copy of the PNC Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 10, 2012, a copy of the First Amendment to the PNC Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 7, 2013, a copy of the Second Amendment to the PNC Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 10-Q filed on September 6, 2013, a copy of the Third Amendment to the PNC Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 5, 2014, a copy of the Fourth Amendment to the PNC Credit Agreement is filed as Exhibit 10.1 to the Company’s 8-K filed on March 9, 2015, and a copy of the Fifth Amendment to the PNC Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on October 13, 2015, each of which is also incorporated by reference herein.

GACP Term Loan Credit and Security Agreement

On March 10, 2016, the Company, as lead borrower, and certain of its subsidiaries as borrowers (collectively, the “Borrowers”), entered into a term loan credit and security agreement (the “GACP Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (collectively, the “GACP Lenders”) and GACP Finance Co., LLC (“GACP”), as agent for the GACP Lenders (GACP, in such capacity, the “GACP Agent”).  The GACP Credit Agreement provides for term loans in an aggregate principal amount of $17 million. The loans under the GACP Credit Agreement are secured on a first lien priority basis by the proceeds of any sale of each Borrower’s Federal Communications Commission licenses (including television broadcast licenses) (the “FCC Licenses”) and on a second lien priority basis by the Borrowers’ accounts receivable, equipment, inventory and certain real estate as well as other assets as described in the GACP Credit Agreement. Proceeds of borrowings shall be used to pay fees and expenses related to the transactions contemplated by the GACP Credit Agreement and to provide for working capital and general corporate purposes of the Company. The Company and the Company’s subsidiary, ValueVision Media Acquisitions, Inc., have also pledged the stock of certain of their respective subsidiaries to secure such obligations on a second lien priority basis.

The GACP Credit Agreement matures on March 9, 2021 (the “Term”). The Borrowers may select that borrowings under the GACP Credit Agreement bear interest at either (i) a fixed rate based on the Eurodollar Rate (as defined below) for interest periods of one, two or three months at the option of the Borrowers (the “Interest Period”), as determined on the date that is two business days prior to such Interest Period (the “Interest Rate Determination Date”), plus a margin of 11.0%, or (ii) a daily floating Alternate Base Rate (as defined below) plus a margin of 10.0%.

•	The “Eurodollar Rate” for any Interest Rate Determination Date with respect to an Interest Period is equal to the greater of (i) (a) the offered rate for deposits in dollars with a term equivalent to the Interest Period appearing on the page of the Reuters Screen which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration on the Interest Rate Determination Date (or, if the Reuters Screen is unavailable, certain other available sources) divided by (b) one minus the Applicable Reserve Requirement (as defined below) and (ii) 1.00%. The “Applicable Reserve Requirement” means the maximum rate, expressed as a decimal, required to be maintained against “Eurocurrency liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended) established by the Board of Governors of the Federal Reserve.

•	The “Alternate Base Rate” for any day is equal to the greatest of (i) the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “Prime Rate,” (ii) the weighted average overnight Federal funds rate, as published by the Federal Reserve Bank of New York plus ½ of 1.00%, (iii) the Eurodollar Rate (assuming a one-month interest period) plus 1.00% and (iv) 2.00%.

Subject to certain conditions, from time to time, the Borrowers may elect to convert outstanding Alternate Base Rate loans to Eurodollar Rate loans and vice-versa. The Borrowers are required to repay the principal amount of the loans in consecutive monthly installments of $70,833.34 each, commencing on April 1, 2016, with a final installment due at the end of the Term equal to the aggregate principal amount of all loans outstanding on such date. Interest on the loans is payable (i) with respect to loans that bear interest equal to the Alternate Base Rate, in arrears on the first business day of each month and (ii) with respect to Eurodollar Rate loans, at the earlier of (a) in arrears on the first business day of each month or (b) the end of the Interest Period. The Borrowers are also required to pay certain customary fees to the GACP Agent.

The loans are subject to mandatory prepayment under certain circumstances, with customary exceptions, including, without limitation, from the proceeds of the sale of assets, from a percentage of annual excess cash flow, from certain insurance and condemnation proceeds, and from certain tax refunds.  However, for so long as the loans under the PNC Credit Agreement are outstanding, the Company has the right to prepay amounts outstanding under the PNC Credit Agreement and then immediately redraw such amounts rather than prepay the loan under the GACP Credit Agreement. The loans may be prepaid voluntarily at any time. Voluntary prepayments of loans will be subject to the following prepayment penalties: (i) if voluntary prepayments are made prior to the first anniversary of the closing date, a prepayment fee of 3.0% of the amount prepaid; (ii) if voluntary prepayments are made after the first anniversary of the closing date but on or before the second anniversary of the closing date, a prepayment fee of 2.0% of the amount prepaid; (iii) if voluntary prepayments are made after the second anniversary of the closing date but on or before the third anniversary of the closing date, a prepayment fee of 1.0% of the amount prepaid; and (iv) if voluntary prepayments are made after the third anniversary of the closing date, there will be no prepayment penalty.

Except as provided in the PNC Credit Agreement, as amended (subject to the terms of the intercreditor agreement, dated March 10, 2016, by and among PNC, as agent for itself and the lenders under the PNC Credit Agreement, the GACP Agent and the Company and certain of its subsidiaries), proceeds of collateral, including account receivable collections, are paid directly to a lockbox account and, upon the GACP Agent giving notice of an event of default, funds on deposit in the lockbox account shall be applied to pay down the outstanding obligations under the GACP Credit Agreement.

The GACP Credit Agreement contains customary representations and warranties and financial and other covenants and conditions, including, among other things, minimum EBITDA, and if the threshold for minimum EBITDA has not been met, minimum fixed charge coverage ratio, minimum undrawn availability and annual capital expenditure limits.  In addition, the GACP Credit Agreement places certain restrictions on the Borrowers’ ability to incur additional indebtedness or prepay existing indebtedness, to create liens or other encumbrances, to sell or otherwise dispose of assets, to merge or consolidate with other entities, and to make certain restricted payments, including payments of dividends to shareholders.

The GACP Credit Agreement also contains certain customary events of default, including, without limitation, (i) nonpayment of principal, interest or other amounts, (ii) incorrectness of representations and warranties in any material respect, (iii) noncompliance with certain covenants, (iv) the issuance of certain judgments against the Borrowers, (v) certain bankruptcy events of the Borrowers or their subsidiaries, (vi) the inability of any Borrower to pay its debts as they become due, a breach of any agreement entered into in connection with the GACP Credit Agreement and (vii) a change of control. The occurrence of these events of default would allow the GACP Lenders to accelerate all outstanding loans under the GACP Credit Agreement. Certain of these events of default allow for certain grace periods.

The foregoing description of the GACP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the GACP Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 10, 2016, the Company issued a press release announcing the GACP Credit Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1

Sixth Amendment to Revolving Credit, Term Loan and Security Agreement, dated March 10, 2016, among EVINE Live Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, and PNC Bank National Association, as a lender and agent.

10.2

Term Loan and Credit Facility, dated March 10, 2016, among EVINE Live Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, the lenders from time to time party thereto and GACP Finance Co., LLC, as agent.

99.1	Press Release, dated March 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 10, 2016		EVINE Live Inc.

	By:	/s/ Damon Schramm
Damon Schramm Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description

10.1

Sixth Amendment to Revolving Credit, Term Loan and Security Agreement, dated March 10, 2016, among EVINE Live Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, and PNC Bank National Association, as a lender and agent.

10.2

Term Loan and Credit Facility, dated March 10, 2016, among EVINE Live Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, the lenders from time to time party thereto and GACP Finance Co., LLC, as agent.

99.1	Press Release, dated March 10, 2016.